Exhibit 3.2

RESTATED CERTIFICATE OF INCORPORATION

of

MARATHON PETROLEUM CORPORATION

The present name of the corporation is Marathon Petroleum Corporation (the “Corporation”). The Corporation was incorporated under the name “MPC Holdings Inc.” by the filing of its original Certificate of Incorporation with the Secretary of State of the State of Delaware on November 9, 2009. This Restated Certificate of Incorporation of the Corporation only restates and integrates and does not further amend the provisions of the Corporation’s Certificate of Incorporation as theretofore amended or supplemented and there is no discrepancy between the provisions of the Certificate of Incorporation as theretofore amended and supplemented and the provisions of this Restated Certificate of Incorporation. This Restated Certificate of Incorporation was duly adopted in accordance with the provisions of Section 245 of the General Corporation Law of the State of Delaware (the “DGCL”). The Certificate of Incorporation of the corporation is hereby integrated and restated to read in its entirety as follows:

ARTICLE ONE

NAME

The name of the Corporation is Marathon Petroleum Corporation.

ARTICLE TWO

REGISTERED AGENT

The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of the Corporation’s registered agent at that address is The Corporation Trust Company.

ARTICLE THREE

CORPORATE PURPOSE

The purpose of the Corporation is to engage in any lawful business, act or activity for which corporations may be organized under the DGCL.

ARTICLE FOUR

AUTHORIZED SHARES

1. Authorized Shares. The aggregate number of shares of capital stock which the Corporation will have authority to issue is 2,030,000,000 (Two Billion Thirty Million), of which 2,000,000,000 (Two Billion) shares are classified as common stock, par value $.01 per share (“Common Stock”), and of which 30,000,000 (Thirty Million) shares are classified as preferred stock, par value $.01 per share (“Preferred Stock”). The Corporation may issue shares of any class or series of its capital stock for such consideration and for such corporate purposes as the Board of Directors of the Corporation (the “Board”) may from time to time determine. Each share of Common Stock shall be entitled to one vote.

2. Preferred Stock. The Preferred Stock may be issued in one or more series. The Board is hereby authorized to issue the shares of Preferred Stock in such series and to fix from time to time before issuance the number of shares to be included in any such series and the designation, powers, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions applicable to such rights. The authority of the Board with respect to each such series will include, without limiting the generality of the foregoing, the determination of any or all of the following:

(a) the number of shares of any series and the designation to distinguish the shares of such series from the shares of all other series;

(b) other than any voting rights required by applicable law, statute, rule or regulation of any governmental authority (collectively, “Applicable Laws”), the voting powers, if any, and whether such voting powers are full or limited in such series;

(c) the redemption provisions, if any, applicable to such series, including the redemption prices, times, rates, adjustments and other terms and conditions of redemption (including the manner of selecting shares of such series for redemption if fewer than all shares of such series are to be redeemed);

(d) whether dividends, if any, will be cumulative, noncumulative or partially cumulative, the dividend rate of such series (or the method of calculation thereof), and the dates, conditions and preferences of dividends on such series;

(e) the rights of such series upon the voluntary or involuntary dissolution of, or upon any distribution of the assets of, the Corporation;

(f) the provisions, if any, pursuant to which the shares of such series are convertible into, or exchangeable for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the Corporation, at such price or prices or at such rate or rates of exchange and with such adjustments applicable thereto;

(g) the right, if any, to subscribe for or to purchase any securities of the Corporation;

(h) the provisions, if any, of a sinking fund applicable to such series; and

(i) any other designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof; all as may be determined from time to time by the Board, stated or expressed in the resolution or resolutions providing for the issuance of such Preferred Stock and set forth in a Certificate of Designation for such series of Preferred Stock filed with the Secretary of State of the State of Delaware in accordance with the DGCL (a “Preferred Stock Designation”).

3. Consent of Stockholders Not Required. Except as required by the DGCL or other Applicable Laws, any Preferred Stock Designation or this Restated Certificate of Incorporation, a series of Preferred Stock may be authorized, and the terms of any series of Preferred Stock may be amended, without the consent, approval or other action of the holders of Common Stock, of any other series of Preferred Stock or of any other class of capital stock of the Corporation.

4. No Preemptive or Preferential Rights. Except as otherwise may be provided in any Preferred Stock Designation, no holder of any shares of any class or series of capital stock of the Corporation, by reason of the holding of such shares of any class or series of capital stock of the Corporation, will have a preemptive or preferential right to acquire or subscribe for any shares of any class or series of capital stock or other securities (including securities convertible into or exercisable for capital stock) of the Corporation, whether now or hereafter authorized, which may at any time be issued, sold or offered for sale by the Corporation.

5. No Cumulative Voting of Shares. Except as otherwise may be provided in any Preferred Stock Designation, cumulative voting of shares of any class or series of capital stock is prohibited.

ARTICLE FIVE

FOREIGN OWNERSHIP

1. Certain Definitions. For purposes of this Article FIVE:

(a) “Fair Market Value” shall mean the average Market Price of one Share of the same class as the Excess Shares for the twenty (20) consecutive trading days next preceding the date of determination. The “Market Price” for a particular day shall mean (i) the last reported sales price, regular way, or, in case no sale takes place on such day, the average of the reported closing bid and asked prices, regular way, in either case as reported on the New York Stock Exchange, Inc. (“NYSE”) composite transactions reporting system or, if the Shares are not then listed or admitted to unlisted trading privileges on the NYSE, as reported on the consolidated reporting system of the principal national securities exchange (then registered as such pursuant to section 6 of the Securities Exchange Act of 1934, as amended or modified from time to time (the “Exchange Act”)) on which such capital stock is then listed or admitted to unlisted trading privileges; or (ii) if the Shares are not then listed or admitted to unlisted trading privileges on the NYSE or on any national securities exchange, (A) the average of the closing “bid” and “asked” prices on such day in the over-the-counter market as reported by the NASDAQ Stock Market LLC (“NASDAQ”) or (B) if “bid” and “asked” prices for the Shares of the same class on such day shall not have been reported on NASDAQ, the average of the “bid” and “asked” prices for such day as furnished by any NYSE member firm regularly making a market in and for the Shares. If the Shares are not publicly traded, the Fair Market Value thereof shall mean the fair value of one Share of the same class as the Excess Shares, as determined in good faith by the Board, which determination shall be conclusive.

(b) “Maritime Laws” means the Foreign Dredge Act of 1906, 46 U.S.C. section 55109, as amended; the Merchant Marine Act of 1920, 46 U.S.C. section 55101, et seq., as amended; the Shipping Act of 1916, 46 U.S.C. section 50501, as amended; and any other U.S. maritime, shipping, and vessel statutes, common laws, regulations and binding publications requiring or relating to the ownership or control of the Corporation for purposes of qualifying to own and operate vessels in coastwise trade as a U.S. Citizen, as the same may be amended or modified from time to time.

(c) “Non-U.S. Citizen” shall mean any Person other than a U.S. Citizen.

(d) to “Own” or to be an “Owner” of any Shares or other equity interests, means (i) to hold such Shares of record (with the power to act on behalf of the beneficial holder), or to be considered a “beneficial owner” of such Shares or other equity interests, as that term is defined pursuant to Rule 13d-3 promulgated by the Securities and Exchange Commission under the Exchange Act, as such rule may be amended or modified from time to time, or any successor rule thereto; (ii) to be entitled to dividends or other distributions in respect of such Shares or other equity interests; or (iii) to otherwise control, or be permitted to exercise control over, such Shares or other equity interests, with the Board being authorized to determine reasonably the meaning of such control for this purpose pursuant to the guidelines set forth in Subpart C (sections 67.30-67.47) of Title 46 of the Code of Federal Regulations, as the same may be amended or modified from time to time.

(e) “Permitted Percentage” means a percentage that is equal to two percent (2%) less than the percentage that would cause the Corporation to be no longer qualified as a U.S. Citizen to engage in coastwise trade under the Maritime Laws. As of the date of the adoption of this Restated Certificate of Incorporation, the Permitted Percentage is twenty-three percent (23%). In determining whether or not the Permitted Percentage has been exceeded, the total number of Shares shall include only those Shares issued and outstanding in the relevant class and shall exclude Shares of such class, if any, held in the treasury of the Corporation.

(f) “Person” means an individual or a corporation, limited liability company, partnership, joint venture, trust, unincorporated organization, association, government agency or political subdivision thereof or other entity.

(g) “U.S. Citizen” means: (i) an individual who is a native-born, naturalized or derivative citizen of the United States, or otherwise qualifies as a United States citizen; (ii) a partnership of which all of its general partners are citizens of the United States and at least seventy-five percent (75%) of the interest in the partnership is Owned by citizens of the United States; (iii) a trust whereby each of its trustees is a citizen of the United States, each beneficiary with an enforceable interest in the trust is a citizen of the United States, and at least seventy-five percent (75%) of the interest in the trust is Owned by citizens of the United States; (iv) an association or joint venture if each of its members is a citizen of the United States; (v) a corporation if (A) it is incorporated under the laws of the United States or of a State of the United States or a political subdivision thereof, or any other territory or possession of the United States, (B) its chief executive officer, by whatever title, and its Chairman of the Board are citizens of the United States, (C) no more of its directors are non-citizens than a minority of the number necessary to constitute a quorum, and (D) at least seventy-five percent (75%) of the equity interests in the corporation is Owned by citizens of the United States; (vi) a governmental entity that is an entity of the federal government of the United States or of the government of a State of the United States or a political subdivision thereof, or any other territory or possession of the United States, all as further defined in Subpart C (sections 67.30-67.47) of Title 46 of the Code of Federal Regulations, as the same may be amended or modified from time to time. With respect to a limited liability company, a “U.S. Citizen” shall mean an entity that meets the requirements of clause (ii) above, and, if the limited liability company has a chief executive officer, by whatever title, or a board of managers or directors, then it shall also meet the relevant requirements of clause (v) above.

2. Foreign Ownership and Control Restricted. The purpose of this Article FIVE is to limit the ownership and control of the Corporation by Non-U.S. Citizens to ensure that the Corporation remains qualified to own and operate vessels engaged in coastwise trade as a U.S. Citizen under the Maritime Laws. At no time shall Non-U.S. Citizens, individually or in the aggregate, be permitted to Own greater than the Permitted Percentage of any class of capital stock of the Corporation (“Shares”). If at any time Non-U.S. Citizens, individually or in the aggregate, become the Owners of more than the Permitted Percentage of any class of Shares, the Corporation shall have the power to take the actions prescribed in paragraphs 4, 5 and 6 of this Article FIVE. Notwithstanding the foregoing, the Preferred Stock Designation for any series of Preferred Stock authorized in accordance with Article FOUR may provide that such series of Preferred Stock is excluded from the restrictions set forth in, and the application of, this Article FIVE.

3. Implementation. The Corporation is authorized to effect any and all measures and to make any and all determinations reasonably necessary or desirable (consistent with Applicable Laws and this Restated Certificate of Incorporation) to fulfill the purpose and implement the provisions of this Article FIVE, including without limitation: (a) requiring one or more Owner(s) of Shares to confirm his, her or its citizenship status and/or to provide citizenship certificates or other reasonable evidence of his, her or its citizenship status from time to time, and suspending voting, dividend and other distribution rights with respect to any Shares held by such Owner(s) until such confirmation and/or evidence is received; (b) maintaining the share transfer records of the Corporation in such a manner so that the percentage of any class of Shares that is Owned by U.S. Citizens and by Non-U.S. Citizens can be determined and confirmed; (c) obtaining, as a condition precedent to the transfer on the records of the Corporation, representations, citizenship certificates and/or other evidence as to the identity and citizenship status from all transferees (and from any recipient upon original issuance) of any Shares and, if such transferee (or recipient) is acting as a fiduciary or nominee for another Owner, such other Owner, and the registration of transfer (or original issuance) shall be denied upon refusal of such transferee (or recipient) to make such representations and/or furnish such citizenship certificates or other evidence; (d) recording in the share records of the Corporation and/or on registrations of transfer (or original issue) whether or not the Owner(s) of each issued and outstanding Share is a U.S. Citizen. The Corporation is authorized to take such other ministerial actions or make such interpretations as it may deem necessary or advisable in order to implement the purpose and the policy set forth in paragraph 2 of this Article FIVE.

4. Restrictions on Transfer. Any transfer, or attempted transfer, of any Share(s), the effect of which would be to cause one or more Non-U.S. Citizens, individually or in the aggregate, to Own Shares of any class of capital stock in excess of the Permitted Percentage, shall be void and ineffective as against the Corporation, and neither the Corporation nor its transfer agent or registrar shall be required to (a) register such transfer or purported transfer on the share records of the Corporation or (b) recognize the transferee or purported transferee thereof as a stockholder of the Corporation for any purpose whatsoever except to the extent necessary to effect any remedy available to the Corporation pursuant to this Article FIVE.

5. Suspension of Voting, Dividend and Other Distribution Rights of Non-U.S. Citizen Owned Shares. If on any date (including any record date), the number of Shares of any class of capital stock that is Owned, individually or in the aggregate, by Non-U.S. Citizens is in excess of the Permitted Percentage (such Shares owned by Non-U.S. Citizens in excess of the Permitted Percentage are referred to in this Restated Certificate of Incorporation as the “Excess Shares”), the Corporation shall determine which Shares Owned by Non-U.S. Citizens constitute the Excess Shares. The determination shall be made by reference to the date or dates that the Shares were acquired by Non-U.S. Citizens, starting with the most recent acquisition of Shares by a Non-U.S. Citizen and including, in reverse chronological order of acquisition, all other acquisitions of Shares of the same class by Non-U.S. Citizens from and after the acquisition of the Shares that first caused the Permitted Percentage to be exceeded. The determination of the Corporation as to which Shares constitute Excess Shares shall be conclusive. Shares deemed to constitute Excess Shares shall (so long as such excess exists) not be accorded any voting rights and shall not be deemed to be outstanding for purposes of determining the vote required on any matter brought before the stockholders of the Corporation for a vote thereon. The Corporation shall (so long as such excess exists) withhold the payment of dividends, if any, and the sharing in any other distribution (upon liquidation or otherwise) in respect of Excess Shares. At such time as the Permitted Percentage is no longer exceeded, full voting, dividend and other distribution rights shall be restored to any Shares previously deemed to be Excess Shares that are no longer Excess Shares, and any dividend or other distribution with respect to such Shares that has been withheld shall be due and payable, without interest thereon, solely to the record holders of such Shares within a reasonable time after the Permitted Percentage is no longer exceeded.

6. Redemption of Excess Shares. The Corporation shall have the power, but no obligation, to redeem any Excess Shares subject to the following terms and conditions:

(a) the Corporation shall pay a redemption price per share for the Excess Shares to be redeemed equal to the sum of (i) the Fair Market Value of one Share of the same class on the date that the Excess Shares are called for redemption and (ii) the amount of any dividend or other distribution declared with respect to such Excess Shares prior to the date that they are called for redemption hereunder but which has been withheld by the Corporation pursuant to paragraph 5 of this Article FIVE, without interest thereon;

(b) the redemption price shall be paid in U.S. Dollars;

(c) the Corporation shall give a notice of redemption by first class mail, postage prepaid, mailed not less than ten (10) calendar days prior to the redemption date to each holder of record of the Excess Shares to be redeemed, at such holder’s address as the same appears on the share transfer records of the Corporation (or, in the absence of such address in the transfer records of the Corporation, at such other address as the Corporation may determine in its sole discretion). Each such notice shall state (i) the redemption date, (ii) the number of Excess Shares to be redeemed from such holder, (iii) the redemption price per Excess Share and the manner of payment thereof; and (iv) that dividends and other distributions, if any, on the Excess Shares to be redeemed will cease to accrue on such redemption date;

(d) from and after the redemption date and upon payment by the Corporation of the redemption price, dividends and other distributions, if any, on the Excess Shares called for redemption shall cease to accrue and such Shares shall no longer be deemed to be outstanding and all rights of the holders thereof as stockholders of the Corporation shall cease; and

(e) such other terms and conditions as the Board may determine in its sole discretion.

7. Citizenship of Officers and Directors. At no time shall (a) more than the minority of the number of Directors of the Corporation necessary to constitute a quorum of Directors for a meeting be Non-U.S. Citizens or (b) the Chairman of the Board or Chief Executive Officer (by whatever title) of the Corporation be a Non-U.S. Citizen.

8. NYSE Transactions. Nothing in this Article FIVE shall preclude the settlement of any transaction entered into through the facilities of the NYSE or any other national securities exchange (then registered as such pursuant to section 6 of the Exchange Act) or automated inter-dealer quotation system for so long as any class or series of the capital stock of the Corporation is listed on the NYSE or on such exchange or traded through such system. The fact that the settlement of any transaction occurs shall not negate the effect of any provision of this Article FIVE and any transferee in such a transaction shall be subject to all of the provisions and limitations set forth in this Article FIVE.

9. Severability. Each provision of this Article FIVE is intended to be severable from every other provision. If any one or more of the provisions contained in this Article FIVE is held to be invalid, illegal or unenforceable, the validity, legality or enforceability of any other provision of this Article FIVE or this Restated Certificate of Incorporation shall not be affected, and such other provisions shall be construed as if the provisions held to be invalid, illegal or unenforceable had been reformed to the extent required to be valid, legal and enforceable.

ARTICLE SIX

BOARD OF DIRECTORS

1. Authority of the Board. The business and affairs of the Corporation will be managed by or under the direction of the Board. In addition to the authority and powers conferred on the Board by the DGCL or by the other provisions of this Restated Certificate of Incorporation, the Board hereby is authorized and empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject to the provisions of the DGCL, this Restated Certificate of Incorporation, any Preferred Stock Designation and any Bylaws of the Corporation; provided, however, that no Bylaws hereafter adopted, or any amendments thereto, will invalidate any prior act of the Board that would have been valid if such Bylaws or amendment had not been adopted.

2. Number of Directors. The number of Directors which will constitute the whole Board shall be fixed from time to time exclusively by, and may be increased or decreased from time to time exclusively by, the affirmative vote of a majority of the Directors then in office (subject to such rights of holders of a series of shares of Preferred Stock to elect one or more Directors pursuant to any provisions contained in any Preferred Stock Designation), but in any event will not be less than three (3) or greater than twelve (12). In the event of any change in the authorized number of Directors, each Director then continuing to serve as such shall nevertheless continue as a Director of the class of which he or she is a member until the expiration of his or her current term, or the earlier of his or her death, resignation or removal. The Board shall specify the class to which a newly created directorship shall be allocated.

3. Classification and Terms of Directors. The Directors (other than those Directors, if any, elected by the holders of any series of Preferred Stock pursuant to the Preferred Stock Designation for such series of Preferred Stock, voting separately as a class), will be divided into three classes as nearly equal in size as practicable: Class I, Class II and Class III. Each Director will serve for a three year term expiring on the date of the third annual meeting of stockholders of the Corporation following the annual meeting of stockholders at which that Director was elected; provided, however, that the Directors first designated as Class I Directors will serve for a term expiring on the date of the annual meeting of stockholders next following the end of the calendar year 2011, the Directors first designated as Class II Directors will serve for a term expiring on the date of the annual meeting of stockholders next following the end of the calendar year 2012, and the Directors first designated as Class III Directors will serve for a term expiring on the date of the annual meeting of stockholders next following the end of the calendar year 2013. Each Director will hold office until the annual meeting of stockholders at which that Director’s term expires and, the foregoing notwithstanding, serve until his or her successor shall have been duly elected and qualified or until his or her earlier death, resignation or removal. Any Director elected by the holders of a series of Preferred Stock will be elected for the term set forth in the applicable Preferred Stock Designation.

4. Election and Succession of Directors. Election of Directors need not be by written ballot unless the Bylaws of the Corporation so provide. At each annual election, the Directors chosen to succeed those whose terms then expire will be of the same class as the Directors they succeed, unless, by reason of any intervening changes in the authorized number of Directors, the Board shall have designated one or more directorships whose term then expires as directorships of another class in order to more nearly achieve equality of number of Directors among the classes.

5. Removal of Directors. Subject to the rights, if any, of holders of Preferred Stock as set forth in any applicable Preferred Stock Designation, Directors of the Corporation may be removed from office only (a) by the Court of Chancery pursuant to Section 225(c) of the DGCL or (b) for cause by the affirmative vote of the holders of at least eighty percent (80%) of the voting power of all then outstanding shares of capital stock of the Corporation generally entitled to vote in the election of Directors, voting together as a single class. Except as Applicable Laws otherwise provide, “cause” for the removal of a Director will be deemed to exist only if the Director whose removal is proposed: (i) has been convicted, or has been granted immunity to testify in any proceeding in which another has been convicted, of a felony by a court of competent jurisdiction and that conviction is no longer subject to direct appeal; (ii) has been found to have been grossly negligent or guilty of misconduct in the performance of his or her duties to the Corporation in any matter of substantial importance to the Corporation by a court of competent jurisdiction; or (iii) has been adjudicated by a court of competent jurisdiction to be mentally incompetent, which mental incompetency directly affects his or her ability to serve as a Director of the Corporation.

6. Vacancies. Subject to the rights, if any, of holders of Preferred Stock as set forth in any Preferred Stock Designation, newly created directorships resulting from any increase in the number of Directors and any vacancies on the Board resulting from death, resignation, removal or other cause will be filled by the affirmative vote of a majority of the Directors remaining in office even if they represent less than a quorum of the Board, or by the sole remaining Director if only one Director remains in office. Any Director elected in accordance with the preceding sentence will hold office for the remainder of the full term of the class of Directors in which the new directorship was created or the vacancy occurred and until that Director’s successor shall have been elected and qualified or until his or her earlier death, resignation or removal. Except as a Preferred Stock Designation may provide otherwise with respect to a Director elected pursuant such Preferred Stock Designation, no decrease in the number of Directors constituting the Board will shorten the term of any incumbent Director.

ARTICLE SEVEN

BYLAWS

The Board shall have the power to adopt, amend, repeal or restate the Bylaws of the Corporation. Any adoption, amendment, repeal or restatement of the Bylaws of the Corporation by the Board shall require the approval of a majority of the Directors then in office. The stockholders shall also have the power to adopt, amend, repeal or restate the Bylaws of the Corporation at any meeting of stockholders before which such matter has been properly brought in accordance with the Bylaws of the Corporation; provided, however, that, except for any amendment, repeal or restatement approved by the majority of the Directors then in office, in addition to any vote of the holders of any class or series of capital stock of the Corporation required by Applicable Laws or by this Certificate of Incorporation, the affirmative vote of the holders of at least a majority of the voting power of all then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of Directors, voting together as a single class, shall be required to adopt, amend, repeal or restate any provision of the Bylaws of the Corporation.

ARTICLE EIGHT

AMENDMENTS OF THIS RESTATED CERTIFICATE

Notwithstanding anything in this Restated Certificate of Incorporation or the Bylaws of the Corporation to the contrary, the affirmative vote of the holders of at least eighty percent (80%) of the voting power of all then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of Directors, voting together as a single class, shall be required to alter, amend, repeal or restate any provision of this Restated Certificate of Incorporation; provided, however, that if any such alteration, amendment, repeal or restatement (except any alteration, amendment, repeal or restatement of Article SIX, this Article EIGHT or Article NINE) has been approved by the majority of the Directors then in office, then the affirmative vote of the holders of a majority of the voting power of all then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of Directors, voting together as a single class, will be sufficient to adopt such alteration, amendment, repeal or restatement. Any alteration, amendment, repeal or restatement to Article SIX, this Article EIGHT or Article NINE shall require the affirmative vote of the holders of at least eighty percent (80%) of the voting power of all then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of Directors, voting together as a single class, regardless of whether or not such alteration, amendment, repeal or restatement is approved by the majority of the Directors then in office.

ARTICLE NINE

NO STOCKHOLDER ACTION BY WRITTEN CONSENT

From and after the first date as of which the Corporation has a class or series of capital stock required to be registered under the Exchange Act, and subject to the rights, if any, of holders of Preferred Stock as set forth in a Preferred Stock Designation, any action required or permitted to be taken by the stockholders of the Corporation must be effected at an annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by those stockholders.

ARTICLE TEN

PERSONAL LIABILITY OF DIRECTORS LIMITED

No Director of the Corporation shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a Director; provided, however, that the foregoing provision will not eliminate or limit the liability of a Director (a) for any breach of that Director’s duty of loyalty to the Corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) pursuant to section 174 of the DGCL, as the same exists or as that provision hereafter may be amended or modified from time to time, or (d) for any transactions from which that Director derived an improper personal benefit. If the DGCL is amended or modified after the filing of this Restated Certificate of Incorporation to authorize corporate action further eliminating or limiting the personal liability of Directors, then the liability of a Director, in addition to the limitation on personal liability provided in this Restated Certificate of Incorporation, will be limited to the fullest extent permitted by that law, as so amended or modified. Any repeal or modification of this Article TEN by the stockholders of the Corporation will be prospective only and will not have any effect on the liability or alleged liability of a Director arising out of or related to any event, act or omission that occurred prior to such repeal or modification.

ARTICLE ELEVEN

COMPROMISE OR ARRANGEMENT WITH CREDITORS OR STOCKHOLDERS

Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for the Corporation pursuant to section 291 of the DGCL, or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation pursuant to section 279 of the DGCL, order a meeting of the creditors or class of creditors or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as such court directs. If the majority in number representing three-fourths in value of the creditors or class of creditors, or of the stockholders or class of stockholders, of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of that compromise or arrangement, such compromise or arrangement and such reorganization, if sanctioned by the court to which such application has been made, will be binding on all the creditors or class of creditors, or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

ARTICLE TWELVE

JURISDICTION FOR CERTAIN PROCEEDINGS

The Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any Director or officer of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim against the Corporation arising pursuant to any provision of the DGCL, this Restated Certificate of Incorporation, any Preferred Stock Designation or the Bylaws of the Corporation, or (iv) any other action asserting a claim against the Corporation or any Director or officer of the Corporation that is governed by or subject to the internal affairs doctrine for choice of law purposes.

ARTICLE THIRTEEN

CAPTIONS

Captions to Articles and paragraphs are included for convenience of reference only, and do not constitute a part of this Restated Certificate of Incorporation for any other purpose or in any way affect the meaning or construction of any provision of this Restated Certificate of Incorporation.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Corporation has caused this Restated Certificate of Incorporation to be executed this 1st day of October, 2018.

MARATHON PETROLEUM CORPORATION

By:	/s/ Molly R. Benson
	Name:	Molly R. Benson
	Title:	Vice President, Chief Securities,
Governance & Compliance Officer
and Corporate Secretary